Exhibit 99.1

FOR IMMEDIATE RELEASE

Merix Investor Relations Contact:

Allen Muhich, Vice President, Finance & Investor Relations

503.716.3667

Merix Corporation Announces Second Quarter Results

BEAVERTON, OR, January 9, 2008 - Merix Corporation (NASDAQ:MERX) today announced consolidated financial results for the fiscal 2008 second quarter ended December 1, 2007.

The Company reported a loss from continuing operations of $5.0 million or $0.24 per share on revenue of $97.4 million for the second quarter of fiscal 2008, which compares to income from continuing operations of $3.0 million or $0.14 per share on revenue of $103.7 million for the second quarter of fiscal 2007. Included in the second quarter of fiscal 2008 loss was $1.0 million of severance costs associated with the previously announced Hong Kong factory closure.

For comparison purposes it’s important to note that the Company’s 52 week fiscal year reporting convention results in one additional week of reporting approximately every five years. As a result, the first quarter of fiscal 2008 contained 14 weeks compared to the standard 13 weeks.

Second quarter fiscal 2008 revenue declined 6% when compared to the second quarter of fiscal 2007. The decline was expected and is primarily a result of the normal cyclical slowdown that has been experienced in the North American printed circuit board markets over the last 12 months. On a sequential quarterly 13 week adjusted basis, second quarter revenue grew 5% when compared to the first quarter of fiscal 2008. North America quarterly revenue grew 1% on a sequential basis to $52.9 million. Fiscal 2008 second quarter revenue for Merix Asia was $44.5 million, which was the highest quarterly rate since its acquisition in September 2005.

“I am pleased with the revenue growth and operating improvement progress we have seen in our Asian operations,” said Michael D. Burger, President and Chief Executive Officer. “However, I am very disappointed in the revenue and profit performance in North America. Our North American results fell below our expectations and were a key contributor to our continued net loss in the second quarter.”

Merix’ overall gross margin averaged 11.6% of revenue for the second quarter of fiscal 2008 compared to 18.1% and 13.0% in the second quarter of fiscal 2007 and first quarter of fiscal 2008, respectively. The decline in gross margin when compared to the second quarter of fiscal 2007 was primarily a result of the lower North American revenue and its impact on factory fixed cost absorption. The reduction from the first quarter of fiscal 2008 was a direct result of a 3.1 percentage point decline in North American gross margin to 12.2% resulting from lower than expected demand combined with an unfavorable change in the mix of business coming from several end markets. Partially offsetting the decline in North America gross margin was a modest sequential quarterly improvement to 10.7% in Asia gross margins. This improvement was expected and enabled by the successful completion of the first phase of our Chinese expansion plan that was completed ahead of schedule as the quarter ended.

“The Asia restructuring and planned profit improvements remain on track” commented Mr. Burger. “We’ve significantly grown our Asia revenues and have nearly doubled our Asia gross margins over the last 12 months. We anticipate further improvements in both revenue and margins as we complete the second phase of our planned expansion over the next 6 to 9 months.”

Operating expenses, excluding $1.0 million of severance costs, declined $0.7 million to $13.5 million in the second quarter of fiscal 2008 when compared to the second quarter of fiscal 2007 as a result of the initial actions taken to improve our overall financial model.

“Our financial results fell short of the expectations set earlier in the quarter,” commented Mr. Burger. “I am disappointed in the Company’s overall financial performance and the speed to which we reacted in the quarter to the changing business environment. As a result, we are taking immediate action to improve our North American profitability.”

This week Merix will begin the elimination of approximately 180 employees from our North America based workforce. The reduction will primarily affect our North American manufacturing operations and to a lesser extent all other support functions enabling savings in both cost of sales and operating expenses. The work force reductions combined with other efficiency improvements are anticipated to reduce our annual cost structure by approximately $11 million. In addition, we are announcing our intention to close our Wood Village, Oregon mass lamination operation by March 1, 2008.

Mr. Burger continued, “As I mentioned above, our Chinese expansion has progressed well and remains ahead of schedule. This expansion gives us the additional flexibility of closing our Wood Village operation while still providing our customers with an improved Asian based solution many of them are seeking. When complete, the Wood Village closure is anticipated to reduce our North American fixed cost base by over $7 million annually. In addition, it appears as though the excellent progress we are making on our Chinese expansion may enable the full closure of our Hong Kong factory to occur four to six months earlier than originally anticipated. Assuming the closure occurs this spring, we anticipate that it will enable the realization of an additional $1.0 million to $1.5 million of quarterly cost savings exiting our fourth quarter of fiscal 2008.”

Business Outlook

The Company completed the second fiscal quarter of 2008 with $63.7 million of backlog to be shipped during the third fiscal quarter of 2008. The third quarter is an inherently difficult period to estimate revenue given the holiday buying cycles. We currently estimate third quarter revenue to range from $94 million to $98 million. Net income is more difficult to predict. We are taking meaningful cost out of the Oregon factory, but we also appreciate disruption often occurs when there is a large reduction in force, which can impact output. The third quarter remains a quarter of transition and as such we anticipate financial results to approximate those reported in the second fiscal quarter. Our objective is to return the company to profitability in the first quarter of fiscal 2009 and achieve our financial model during the second half of fiscal 2009.

Commenting on the outlook, Mr. Burger stated, “The changing demand environment has delayed our expected return to profitability. However, I remain optimistic we are on the right path to achieving good financial returns to our shareholders in all market conditions with the plans and actions we have communicated to you today”

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast today Wednesday, January 9, 2008 at 7:00 a.m. Pacific Time. Management will discuss second quarter fiscal 2008 results, its business outlook for the third quarter and comment further on the strategic direction of the Company. To access the webcast, log on to www.merix.com.

A telephone replay will be available from 10:00 am PT on Wednesday, January 9, 2008 until approximately 12:00 am PT on Friday, January 18, 2008 by calling (706) 645-9291, access code 27522764.

Use of Non-GAAP Financial Measures

The non-GAAP financial measure “Adjusted EBITDA” is disclosed in this press release. Management believes the disclosure of this non-GAAP financial measure, when presented in conjunction with the corresponding GAAP measures; provides useful information to the Company, investors and other users of the financial statements. Management believes this measure is an important factor of the Company’s business because it reflects financial performance that is unencumbered by debt service and/or other non-recurring or unusual items. The EBITDA financial measure is commonly used in the Company’s industry, however, it should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income or operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measures used by other companies. The Company has provided a reconciliation of both measures to GAAP financial information in the attached schedules.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume board production to its customers. Principal markets served by Merix include communications and networking, computing and peripherals, industrial and medical, defense and aerospace, and automotive end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company’s business operations and prospects, including statements related to estimates of financial results for the second quarter of fiscal 2008 that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; ability to successfully restructure Merix Asia and complete the related capital expansion; the ability to successfully and timely integrate the operations of Merix Asia; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 26, 2007. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

MERIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data, unaudited)

	Three Months Ended			Six Months Ended
	December 1, 2007	September 1, 2007	November 25, 2006	December 1, 2007	November 25, 2006
Net Sales	$97,378	$99,430	$103,657	$196,808	$206,636
Cost of Sales	86,128	86,478	84,908	172,606	167,725

Gross Margin	11,250	12,952	18,749	24,202	38,911
Operating Expenses:
Selling, general and administrative	12,841	13,951	13,419	26,792	26,854
Amortization of identifiable intangible assets	645	613	761	1,258	1,523
Severance and impairment charges	980	241	—	1,221	—

Total operating expenses	14,466	14,805	14,180	29,271	28,377

Operating Income (Loss)	(3,216)	(1,853)	4,569	(5,069)	10,534
Other Income (Expense):
Interest income	275	294	409	569	744
Interest expense	(1,076)	(1,096)	(1,226)	(2,172)	(2,989)
Other income(expense), net	(244)	(348)	(178)	(592)	(739)

Total other expense, net	(1,045)	(1,150)	(995)	(2,195)	(2,984)

Income (loss) from continuing operations before income taxes and minority interests	(4,261)	(3,003)	3,574	(7,264)	7,550
Income tax expense	546	410	448	956	948

Income (loss) from continuing operations before minority interests	(4,807)	(3,413)	3,126	(8,220)	6,602
Minority interests	202	236	175	438	241

Income (loss) from continuing operations	(5,009)	(3,649)	2,951	(8,658)	6,361
Income (loss) from discontinued operations, net of income tax expense of $0, $0, $98, $0, and $98	—	—	(1,190)	—	(957)

Net income (loss)	$(5,009)	$(3,649)	$1,761	$(8,658)	$5,404

Diluted income (loss) per share from continuing operations	$(0.24)	$(0.17)	$0.14	$(0.41)	$0.30
Diluted income (loss) per share from discontinued operations	—	—	(0.06)	—	(0.04)

Diluted net income (loss) per share	$(0.24)	$(0.17)	$0.09	$(0.41)	$0.26

Shares used in per share calculations:
Diluted	21,024	20,909	20,760	20,954	25,210

MERIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 1, 2007	May 26, 2007
Assets
Cash and short-term investments	$16,666	$26,200
Accounts receivable, net	78,214	76,825
Inventories, net	26,583	25,231
Assets held for sale	1,223	1,206
Assets of discontinued operations	—	—
Other current assets	11,291	7,119

Total current assets	133,977	136,581
Property, plant and equipment, net	107,454	101,264
Goodwill	31,544	31,614
Identifiable intangibles, net	9,913	11,171
Assets of discontinued operations	—	—
Other assets	5,711	6,227

Total assets	$288,599	$286,857

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$2,095	$2,532
Accounts payable	55,951	45,918
Other accrued liabilities	17,602	17,713
Income taxes payable	666	352
Liabilities of discontinued operations	—	—

Total current liabilities	76,314	66,515
Long-term debt	75,503	75,503
Other long-term liabilities	1,330	1,845

Total liabilities	153,147	143,863
Minority interest	3,745	4,550
Shareholders’ equity	131,707	138,444

Total liabilities and shareholders’ equity	$288,599	$286,857

MERIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands, unaudited)

	For the Six Months Ended
	December 1, 2007	November 25, 2006
Cash flows from operating activities:
Net income (loss)	$(8,658)	$5,404
Net adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,108	11,976
Other non-cash expense	2,557	2,789
Changes in working capital	1,099	(4,530)

Net cash provided by operating activities	6,106	15,639
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,070)	(11,802)
Proceeds from disposal of property, plant and equipment	23	999
Acquisition of businesses, net of cash acquired and debt assumed	—	75
Net changes in investments	9,025	(5,475)

Net cash provided by (used in) investing activities	(3,022)	(16,203)
Cash flows from financing activities:
Principal payments on long-term borrowings	(438)	(2,867)
Other financing activities, net	(3,155)	1,863

Net cash used in financing activities	(3,593)	(1,004)
Effect of exchange rate changes	—	—

Increase (decrease) in cash and cash equivalents	(509)	(1,568)
Cash and cash equivalents:
Beginning of period	17,175	12,280

End of period	$16,666	$10,712

Merix Corporation

Supplemental Information

	Q2 07		Q1 08		Q2 08
SALES BY END MARKETS (% of Net Sales)
Communications & Networking	42%	$43,754	42%	$41,777	39%	$37,575
Computing & Peripherals	16%	16,748	8%	8,013	9%	8,375
Industrial & Medical	8%	7,996	10%	10,323	10%	9,724
Defense & Aerospace	5%	4,843	6%	5,770	7%	6,528
Automotive	17%	17,771	20%	20,208	21%	20,691
Other	12%	12,545	13%	13,339	15%	14,485

Total Sales	100%	$103,657	100%	$99,430	100%	$97,378
SHARE BASED COMPENSATION
Share based compensation included in:
Cost of goods sold		$81		$82		$58
Operating expense		450		678		480

Total share-based compensation		$531		$760		$538
DILUTED EARNINGS PER SHARE CALCULATIONS
Weighted average shares outstanding		20,384		20,909		21,024
Add: Dilutive stock options		376		—		—

Shares used in diluted EPS calculations		20,760		20,909		21,024
Net income from continuing operations		$2,951		$(3,649)		$(5,009)

Net income used in diluted EPS calculations		$2,951		$(3,649)		$(5,009)
Diluted net income per share from continuing operations		$0.14		$(0.17)		$(0.24)

ADJUSTED EBITDA RECONCILIATIONS
Net income		$1,761		$(3,649)		$(5,009)
Add back items:
Severance charges		—		241		980
Interest expense, net of def’d financing cost		1,007		843		842
Interest income		(409)		(294)		(275)
Income tax expense		448		410		546
Amortization of identifiable intangible assets		761		613		645
Amortization, other		237		25		48
Depreciation		5,008		4,730		4,560
(Income) loss from discontinued operations		1,190		—		—

ADJUSTED EBITDA		$10,003		$2,919		$2,337